UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2026

CENTURY CASINOS, INC.

(Exact Name of Registrant as specified in its charter)

Delaware	0-22900	84-1271317
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

455 E. Pikes Peak Ave., Suite 210, Colorado Springs, Colorado	80903
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	719-527-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Per Share Par Value	CNTY	Nasdaq Capital Market, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01Changes in Registrant’s Certifying Accountant.

On May 21, 2026, the Audit Committee (the “Audit Committee”) of the Board of Directors of Century Casinos, Inc. (the “Company”) approved the dismissal of Grant Thornton LLP (“GT”) as our independent registered public accounting firm effective upon notification. The Company notified GT of the dismissal on May 22, 2026.

The audit report of GT on our consolidated financial statements for each of the two fiscal years ended December 31, 2025 and December 31, 2024 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2025 and December 31, 2024, and in the subsequent interim period through May 22, 2026, (i) there were no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with GT on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of GT, would have caused GT to make reference to the subject matter of such disagreement in connection with its reports on the financial statements for such periods, and (ii) there were no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions), except that the Company identified material weaknesses in its internal control over financial reporting, as disclosed in Part II, Item 9A, Controls and Procedures, of the Company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission (the “SEC”) on May 7, 2026, specifically that such material weaknesses are related to the design, implementation and maintenance of effective controls to timely review certain key inputs and assumptions used in the performance of impairment testing and related disclosures. In the fiscal year ended December 31, 2025, these material weaknesses resulted in the restatement of the Company's consolidated financial statements for the year ended December 31, 2024 and its unaudited condensed consolidated financial statements for the three months ended March 31, 2025 and the three and six months ended June 30, 2025.

We provided GT with a copy of the disclosure contained in this section of this Current Report on Form 8-K prior to the time this report was filed with the SEC and requested that GT furnish us with a letter addressed to the SEC stating whether it agrees with the above statements and, if not, stating the respects to which it does not agree. A copy of GT’s letter, dated May 28, 2026, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

 (b) Engagement of Independent Registered Public Accounting Firm

On May 22, 2026, the Audit Committee appointed Ernst & Young LLP (“EY”) as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2026.

During our two most recent fiscal years ended December 31, 2025 and 2024 and in the subsequent interim period through May 22, 2026, neither we nor anyone on our behalf consulted EY regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, in connection with which either a written report or oral advice was provided to us that EY concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement,” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K, or a “reportable event,” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
16.1	Letter from Grant Thornton LLP
104	Cover Page Interactive Data File, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Century Casinos, Inc.

Date: May 28, 2026

By: /s/ Margaret Stapleton

Margaret Stapleton

Chief Financial Officer